Exhibit 10.10

EXECUTION VERSION

STOCKHOLDERS AGREEMENT

of

CHEWY INC.

dated as of April 17, 2019

i

THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is entered as of April 17, 2019, by and among Chewy, Inc., a Delaware corporation (the “Company”), Argos Intermediate Holdco III Inc., a Delaware corporation (“Argos Holdco”), Buddy Holdings Corp., a Delaware corporation (“Buddy Holdings” and, together with Argo Holdco, “Argos”), PetSmart, Inc., a Delaware corporation (“PetSmart”), Buddy Chester Corp, a Delaware corporation, Buddy Chester Sub Corp, a Delaware corporation (“Chester Sub”), and any Person who becomes a party hereto pursuant to Section 2.1(b).

RECITALS

WHEREAS, PetSmart, Argos Holdings Inc., a Delaware corporation (“Holdings”), the other loan parties from time to time party thereto, the lenders from time to time party thereto (in such capacity, the “Lenders”) and Wilmington Trust, National Association, as administrative agent (in such capacity, as successor to Citibank, N.A. pursuant to Article VIII thereof, the “Administrative Agent”), are party to that certain Credit Agreement, dated as of March 11, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect prior to the date hereof (including as amended by Amendment No. 1 (dated May 15, 2015) and Amendment No. 2 (dated October 14, 2016)), the “Existing Credit Agreement”);

WHEREAS, PetSmart, Holdings, certain Lenders representing Required Lenders (as defined in the Existing Credit Agreement) and the Administrative Agent are party to Amendment No. 3 to the Existing Credit Agreement (“Amendment No. 3”), which provides that it is a condition to the effectiveness of certain provisions of Amendment No. 3 that the parties hereto enter into this Agreement; and

WHEREAS, each of the parties hereto desires to promote the interests of the Company and the mutual interests of the parties hereto by establishing herein certain terms and conditions upon which Argos Equity Interests (as defined below) may be transferred and providing for certain other matters.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person.

“Argos Equity Securities” means the twenty (20) shares of common stock, par value $0.01 per share, of the Company beneficially owned as of the date hereof by Argos and held of record as of the date hereof by Buddy Holdings, and any securities issued in respect thereof; or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

For the avoidance of doubt, Argos hereby represents and warrants to the other parties hereto that, as of the date hereof, it beneficially owns, together with its Affiliates, twenty (20) shares of Common Stock in the aggregate (excluding any shares of Common Stock held of record by PetSmart or its Subsidiaries).

“beneficial owner” or “beneficially own” has the meaning given such term in Rule 13d-3 under the Exchange Act.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Common Stock” means the common stock, par value $0.01 per share, of the Company and any securities issued in respect thereof; or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Credit Agreement” means the Existing Credit Agreement, as amended by Amendment No. 3 and as subsequently amended, restated, amended and restated, supplemented or otherwise modified from time to time. “Permitted Transferee” means an Affiliate of Argos; provided, however, such Transferee shall agree in a writing in the form attached as Exhibit A hereto to be bound by and to comply with all applicable provisions of this Agreement; provided, further, however, that in no event shall the Company or any of its Subsidiaries constitute a “Permitted Transferee”.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

“PetSmart Stockholder” means PetSmart and any Subsidiary of PetSmart (other than the Company with respect to any unissued or treasury stock) which is the registered holder of shares of Common Stock. For the avoidance of doubt, as of the date hereof, the sole PetSmart Stockholders are PetSmart and Chester Sub.

“Pro Rata Portion” means, for the purposes of Section 2.2(b), with respect to Argos or any Co-Sale Participant and any proposed Transfer of Transferred Securities, on the applicable Transfer date, the number or amount of Transferred Securities equal to the product of (i) the total number or amount of Transferred Securities to be Transferred and (ii) the fraction determined by dividing (A) the number of shares of Common Stock held of record by Argos or the applicable Co-Sale Participant, as applicable, by (B) without duplication, the total number of shares of Common Stock beneficially owned by Argos and all PetSmart Stockholders as of such date.

“Subsidiary” means (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by another entity, either directly or indirectly, and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which an entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner.

“Transfer” means, directly or indirectly, to sell, transfer, assign or similarly dispose of any Argos Equity Securities beneficially owned by a Person or any interest in any Argos Equity Securities beneficially owned by a Person, in each case, in exchange for cash or Cash Equivalents (as defined in the Credit Agreement).

“Transferee” means any Person to whom Argos or any Permitted Transferee thereof Transfers Argos Equity Securities in accordance with the terms hereof.

“Termination Date” means the first date on which the Borrower has repaid Term Loans in an aggregate principal amount equal to (x) in the event that Term Loans are repaid in an aggregate principal amount of $500,000,000 with the Net Proceeds of a Public Subsidiary Equity Sale and/or Chewy Net Proceeds of a Chewy Monetization Transaction during the 12 months following the Amendment No. 3 Effective Date, $1,500,000,000, and (y) otherwise, $1,750,000,000. Terms used in this definition but not defined herein have the meaning given to them in the Credit Agreement.

Section 1.2 Other Definitional Provisions.

(a) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE II

TRANSFERS

Section 2.1 Rights and Obligations of Transferees. Prior to the consummation of a Transfer by Argos, directly or indirectly, of any of the Argos Equity Securities then beneficially owned by Argos to a Permitted Transferee, as a condition thereto, the applicable Permitted Transferee shall agree in writing in the form attached as Exhibit A hereto to assume all of the obligations in this Agreement applicable to Argos with respect to such Transferred Argos Equity Securities.

Section 2.2 Transfer Restrictions.

(a) Argos hereby agrees that it shall not, and shall not permit any Affiliate (other than PetSmart and its Subsidiaries) to, Transfer, directly or indirectly, any of the Argos Equity Securities other than Transfers (i) to a Permitted Transferee or (ii) made in compliance with the provisions of Section 2.2(b).

(b) In the event of a proposed Transfer by Argos, directly or indirectly, of Argos Equity Securities (other than to a Permitted Transferee), each PetSmart Stockholder shall participate in such Transfer in the manner set forth in this Section 2.2(b).

(i) Prior to any such Transfer, Argos shall deliver to the Company, the Administration Agent and PetSmart written notice (the “Transfer Notice”) at least one (1) Business Day prior to consummation of such Transfer, which PetSmart will forward to each PetSmart Stockholder (the “Co-Sale Participants”), which notice shall state (i) the name of the proposed Transferee (which Transferee may be an underwriter or broker), (ii) the number of shares of Common Stock proposed to be Transferred (the “Transferred Securities”), (iii) the proposed purchase price therefor and the terms and conditions of payment that Argos plans to accept and (iv) the other material terms and conditions of the proposed Transfer, including the proposed Transfer date and shall indicate that the proposed Transferee has been informed of the rights of the Co-Sale Participants provided for in this Section 2.2(b).

(ii) Each Co-Sale Participant shall Transfer, at the same price per share of Common Stock proposed to be paid to Argos and otherwise on substantially the same terms and conditions set forth in the Transfer Notice, to the proposed Transferee identified in the Transfer Notice its Pro Rata Portion of such Co-Sale Participant’s shares of Common Stock, as a condition to the Transfer of any Argos Equity Securities by Argos. The proposed Transferee of Transferred Securities will not be obligated to purchase a number of shares of Common Stock exceeding that set forth in the Transfer Notice and in the event of any Transfer in accordance with this Section 2.2(b), the number of shares of Common Stock to be Transferred by Argos and each Co-Sale Participant shall be equal to their respective Pro Rata Portion.

(iii) Each Co-Sale Participant shall participate in the Transfer by delivering to the Transferee certificates representing the Transferred Securities to be Transferred by such Co-Sale Participant, duly endorsed for transfer or accompanied by stock powers duly executed, in either case executed in blank or in favor of the applicable purchaser against payment of the aggregate purchase price therefor by wire transfer of immediately available funds.

(iv) PetSmart agrees to cause each other PetSmart Stockholder to participate in any applicable Transfer in the manner and to the extent provided by this Section 2.2(b).

(v) Argos agrees to cause each of its Affiliates (other than PetSmart and its Subsidiaries) to comply with this Section 2.2(b) in the manner and to the extent provided hereby.

(c) Any Transfer of Argos Equity Securities (other than to a Permitted Transferee) in violation of the terms of Section 2.2(b) shall be null and void ab initio and the Company shall not give any effect in the Company’s records to such attempted Transfer.

(d) Argos hereby agrees that it shall not, and shall not permit any Affiliate (other than PetSmart and its Subsidiaries) to, except as permitted pursuant to this Article II, Transfer or otherwise encumber, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer or other encumbrance of, any Argos Equity Securities.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Organization. Each party hereto hereby represents and warrants to the other parties hereto that it is an entity duly formed, validly existing, and in good standing under the laws of the jurisdiction of its creation, formation or organization and there is no pending or, to the knowledge of such party, threatened action for the dissolution, liquidation or insolvency of such party.

Section 3.2 Authority. Each party hereto hereby represents and warrants to the other parties hereto has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery, and performance by such party of this Agreement has been duly authorized by all necessary action of such party; and this Agreement has been duly executed and delivered by such party and is the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, receivership, conservatorship, reorganization, liquidation, moratorium, or similar events affecting such party or its assets, or by general principles of equity.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Termination. This Agreement shall terminate on the Termination Date. Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement.

Section 4.2 Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective without the approval of the Company, PetSmart and each other party hereto; provided, that this Agreement may not be modified, amended or waived in a manner materially adverse to the rights of the Lenders, in their capacity as such, without the consent of the Administrative Agent (acting at the direction or with the consent of the Required Lenders (as defined in the Credit Agreement)). For the avoidance of doubt, any modification or amendment to Article II of this Agreement or the definitions of “Permitted Transferee” or “Pro Rata Portion” in a manner adverse to any PetSmart Stockholder shall be deemed materially adverse to the rights of the Lenders, in their capacity as such, and shall require the consent of the Administrative Agent (acting at the direction or with the consent of the Required Lenders (as defined in the Credit Agreement)).

Section 4.3 Successors, Assigns and Transferees. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Parties may assign their respective rights and obligations hereunder to any Transferees only to the extent expressly provided herein.

Section 4.4 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile or other electronic communication if sent during normal business hours of the recipient, if not, then on the next Business Day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to such party’s address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:

if to the Company, to:

Chewy, Inc.

1855 Griffin Road, Suite B-428

Dania Beach, Florida 33004

Attention: General Counsel

if to Argos, to:

Argos Intermediate Holdco III Inc.

c/o BC Partners Inc.

650 Madison Avenue

New York, New York 10065

Attention: General Counsel

if to PetSmart, to:

PetSmart, Inc.

19601 N. 27th Ave.

Phoenix, Arizona 85027

Attention: General Counsel

Section 4.5 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

Section 4.6 Entire Agreement. Except as otherwise expressly set forth herein, this Agreement together with the Registration Rights Agreement and the Subscription Agreements embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 4.7 Administrative Agent Rights. This Agreement is not intended to confer any rights, benefits, remedies or liabilities on any Person other than the parties hereto and their respective successors and permitted assigns, except the Administrative Agent is an intended third-party beneficiary of this Agreement and such provisions shall be enforceable by the Administrative Agent (acting at the direction or with the consent of the Required Lenders (as defined in the Credit Agreement)).

Section 4.8 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed in all respects by the laws of the State of New York regardless of the law that might be applied under principles of conflict of laws to the extent such principles would require or permit the application of the laws of another jurisdiction. No suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority other than in a court of competent jurisdiction in the State of New York, and the parties hereto hereby submit to the exclusive jurisdiction of such courts for the purpose of such suit, proceeding or judgment. Each party hereto hereby irrevocably waives any right it may have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 4.9 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manners as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 4.10 Enforcement. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to seek an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach or threatened breach and enforcing specifically the terms and provisions hereof. Each party hereto hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by such party, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement; provided, however, that nothing in this Agreement shall prevent a party from raising equitable defenses in any such proceeding. Each party agrees to waive any bonding requirement under any applicable law in the case any other party seeks to enforce the terms of this Agreement by way of equitable relief.

Section 4.11 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 4.12 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, each party hereto covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any party hereto or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, general or limited partner or member of any party or of any Affiliate or assignee thereof, as such for any obligation of any party under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on in respect of or by reason of such obligations or their creation.

Section 4.13 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

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IN WITNESS WHERE OF, the parties hereto have executed this Stockholders Agreement as of the date set forth in the first paragraph hereof.

CHEWY, INC.

By:	/s/ Alan Schnaid
Name:	Alan Schnaid
Title:	Director

ARGOS INTERMEDIATE HOLDINGS III INC.

By:	/s/ Alan Schnaid
Name:	Alan Schnaid
Title:	Vice President and Treasurer

BUDDY HOLDINGS CORP.

By:	/s/ Alan Schnaid
Name:	Alan Schnaid
Title:	Vice President and Treasurer

PETSMART, INC.

By:	/s/ Alan Schnaid
Name:	Alan Schnaid
Title:	Executive Vice President, Finance, IT, Strategy, and Chief Financial Officer

[Signature Page to Stockholders Agreement]

BUDDY CHESTER CORP.

By:	/s/ Alan Schnaid
Name:	Alan Schnaid
Title:	Vice President and Treasurer

BUDDY CHESTER SUB CORP.

By:	/s/ Alan Schnaid
Name:	Alan Schnaid
Title:	Vice President and Treasurer

[Signature Page to Stockholders Agreement]

Exhibit A

Assignment and Assumption Agreement

Pursuant to the Stockholders Agreement, dated as of April 17, 2019 (the “Stockholders Agreement”), by and among Chewy, Inc., a Delaware corporation (the “Company”), Argos Intermediate Holdco III Inc., a Delaware corporation (“Argos Holdco”), Buddy Holdings Corp., a Delaware corporation (“Buddy Holdings” and, together with Argo Holdco, “Argos”), PetSmart, Inc., a Delaware corporation (“PetSmart”), Buddy Chester Corp, a Delaware corporation, Buddy Chester Sub Corp, a Delaware corporation (“Chester Sub”), and any Person who becomes a party hereto pursuant to Section 2.1(b),                                  (the “Transferor”) hereby assigns to the undersigned the rights that may be assigned thereunder, and the undersigned hereby acknowledges and agrees that, having acquired Argos Equity Securities as permitted by the terms of the Stockholders Agreement, (i) the Argos Equity Securities shall be bound by, and subject to the terms of, the Stockholders Agreement and (ii) the undersigned hereby assumes the obligations of the Transferor under the Stockholders Agreement and adopts the Stockholders Agreement with the same force and effect as if it were originally a party thereto. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Stockholders Agreement.

Listed below is information regarding the Argos Equity Securities:

Number of Shares of

Common Stock

[Rest of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has executed this Assumption Agreement as of

[NAME OF TRANSFEREE]

Name: Title:

Acknowledged by:

CHEWY, INC.

By:
Name: Title:

PETSMART, INC.

By:
Name: Title:

BUDDY CHESTER CORP.

By:
Name: Title:

BUDDY CHESTER SUB CORP.

By:
Name:
Title: